UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2006

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Financial Advisory Agreement with Indigo Ventures LLC

We entered into a Financial Advisory Agreement (the “Agreement”) with Indigo Ventures LLC (“Indigo”), effective January 27, 2006, under which we engaged Indigo as our financial advisor to advise, consult with, and assist us in various matters. In consideration for these services, we are currently paying Indigo a cash fee of $30,000 per month in arrears.  Also, we issued 1,500,000 restricted shares of our common stock to Indigo.

Based on our current and anticipated needs we determined not to renew the Agreement. On November 27, 2006 we sent Indigo a notice that we were not renewing the Agreement and therefore, in accordance with its terms, the Agreement is terminated effective January 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: November 30, 2006	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt CEO and President